Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Omnibus Incentive Plan of BeyongSpring Inc. of our report dated June 30, 2016, with respect to the consolidated financial statements of BeyondSpring Inc. included in the Registration Statement (Form F-1 No. 333-214610) and related Prospectus of BeyondSpring Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young Hua Ming LLP

Beijing, People’s Republic of China

March 8, 2017